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                                                                    Exhibit 23.1



                   Consent of Independent Public Accountants


     As independent public accountants, we hereby consent to the incorporation of our reports included in this form 10-K, into the Company's previously filed Registrations Statements No. 33-29453 (Egghead.com, Inc. 1989 Employee Stock Purchase Plan); No. 33-59779 (Egghead.com, Inc. 1993 Stock Option Plan);
No. 33-64033 (Egghead.com, Inc. Restated Nonemployee Director Stock Option
Plan), No. 333-56211 (1997 Nonofficer Egghead.com, Inc. Employee Stock Option Plan and Employee Stock Issuance Plan) and No. 333-33611 (Surplus Software, Inc. 1996 Stock Option Plan).


/s/ Arthur Andersen LLP

Seattle, Washington
June 30, 1999